Schedule A

to

Management Agreement

for

J.P. Morgan Exchange-Traded Fund Trust

Fee Rates

(Amended as of June [ ], 2026)

Name	Fee Rate

JPMorgan Active China ETF	0.65%

JPMorgan Active Growth ETF	0.44%

JPMorgan Active Small Cap Value ETF	0.55%

JPMorgan Active Value ETF	0.44%

JPMorgan ActiveBuilders Emerging Markets Equity ETF	0.33%

JPMorgan BetaBuilders Canada ETF	0.19%

JPMorgan BetaBuilders Developed Asia Pacific ex-Japan ETF	0.19%

JPMorgan BetaBuilders Emerging Markets Equity ETF	0.15%

JPMorgan BetaBuilders Europe ETF	0.09%

JPMorgan BetaBuilders International Equity ETF	0.07%

JPMorgan BetaBuilders Japan ETF	0.19%

JPMorgan BetaBuilders MSCI US REIT ETF	0.11%

JPMorgan BetaBuilders U.S. Mid Cap Equity ETF	0.07%

JPMorgan BetaBuilders U.S. Small Cap Equity ETF	0.09%

JPMorgan BetaBuilders U.S. Treasury Bond 1-3 Year ETF	0.04%

JPMorgan BetaBuilders U.S. Treasury Bond 3-10 Year ETF	0.04%

JPMorgan BetaBuilders U.S. Treasury Bond 20+ Year ETF	0.04%

JPMorgan Core Plus Bond ETF	0.40%

JPMorgan BetaBuilders USD Investment Grade Corporate Bond ETF	0.04%

JPMorgan Diversified Return Emerging Markets Equity ETF	0.44%

JPMorgan Diversified Return International Equity ETF	0.37%

JPMorgan Diversified Return U.S. Equity ETF	0.18%

JPMorgan Diversified Return U.S. Mid Cap Equity ETF	0.24%

JPMorgan Diversified Return U.S. Small Cap Equity ETF	0.29%

JPMorgan Equity Premium Income ETF	0.35%

JPMorgan BetaBuilders USD High Yield Corporate Bond ETF	0.07%

JPMorgan Income ETF	0.40%

JPMorgan International Bond Opportunities ETF	0.50%

A-1

JPMorgan International Growth ETF	0.55%

JPMorgan Municipal ETF	0.18%

JPMorgan Nasdaq Equity Premium Income ETF	0.35%

JPMorgan Short Duration Core Plus ETF	0.33%

JPMorgan BetaBuilders U.S. Aggregate Bond ETF	0.03%

JPMorgan U.S. Momentum Factor ETF	0.12%

JPMorgan U.S. Quality Factor ETF	0.12%

JPMorgan U.S. Value Factor ETF	0.12%

JPMorgan Ultra-Short Income ETF	0.18%

JPMorgan Ultra-Short Municipal Income ETF	0.18%

JPMorgan USD Emerging Markets Sovereign Bond ETF	0.39%

JPMorgan Healthcare Leaders ETF	0.65%

JPMorgan U.S. Tech Leaders ETF	0.65%

JPMorgan International Value ETF	0.55%

JPMorgan Global Select Equity ETF	0.47%

JPMorgan Active Bond ETF	0.25%

JPMorgan Hedged Equity Laddered Overlay ETF	0.50%

JPMorgan Active Developing Markets ETF	0.65%

JPMorgan Fundamental Data Science Large Core ETF	0.30%

JPMorgan Fundamental Data Science Mid Core ETF	0.35%

JPMorgan Fundamental Data Science Small Core ETF	0.40%

JPMorgan Dividend Leaders ETF	0.47%

JPMorgan Active High Yield ETF*	0.45%

JPMorgan Flexible Income ETF*	0.35%

JPMorgan Nasdaq Hedged Equity Laddered Overlay ETF*	0.50%

JPMorgan U.S. Research Enhanced Large Cap ETF*	0.20%

JPMorgan Equity and Options Total Return ETF*	0.35%

JPMorgan 100% U.S. Treasury Securities Money Market ETF*	0.16%

JPMorgan Equity Premium Yield ETF**	0.35%

JPMorgan Nasdaq Equity Premium Yield ETF**	0.35%

JPMorgan Managed Futures Plus ETF**	0.59%

*	Initial term continues until October 31, 2026
**	Initial term continues until October 31, 2027

(signatures on following page)

A-2

J.P. MORGAN EXCHANGE-TRADED FUND TRUST

By:
Name:
Title:

J.P. MORGAN INVESTMENT MANAGEMENT INC.

By:
Name:
Title:

A-3